LICENSE AGREEMENT

License Number: 1004                           Date: March 12, 1998

LICENSEE:

Purina Mills, Inc.
1401 S. Hanley Road
St. Louis, MO 63144

Koch Feed Technologies Company ("Licensor") is pleased to grant, pursuant to the restrictions, terms and conditions set forth herein, a license to use or practice the Textured Drying Process, a process more fully described in U.S. Patent number 5,596,815 and hereinafter referred to as the "Patent Rights."

                          ARTICLE I
                    SPECIFIC LICENSE TERMS

1.1 GEOGRAPHIC RESTRICTIONS: Licensor grants this license to Licensee without any geographic restriction.

1.2 AUTHORIZED EQUIPMENT: Subject to the restrictions set forth in paragraph 2.2, Licensee may use or practice the Patent Rights on any equipment, without any other restriction.

1.3 AUTHORIZED PRODUCTS: Subject to the restrictions set forth in paragraph 2.2, Licensee may use or practice the Patent Rights to process any product.

1.4 LENGTH OF TERM: Unless otherwise terminated pursuant to any provision herein, the term of this License shall be perpetual, commencing upon execution of this License Agreement.

1.5   LICENSE FEE AND PAYMENT TERMS: The License Fee shall be One
Hundred Dollars ($100.00), payable in immediately available funds upon execution of this agreement. The License Fee shall be paid in U.S. Dollars.

                          ARTICLE II
                STANDARD TERMS AND CONDITIONS

In addition to the restrictions, terms and conditions set forth in Article I, the license granted herein is subject to the following standard terms and conditions:

2.1 WARRANTY. The Licensor warrants that it is the owner of the right, title, and interest in and to the Patent Rights and has the right to grant the within license.


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2.2   LICENSE GRANT

      (a) In consideration of the payment of the License Fee as set forth in paragraph 1.5, and pursuant to the terms, conditions and restrictions set forth herein, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, a nonexclusive and nonassignable license to practice the Patent Rights (i) for the geographic region described in paragraph 1.1, (ii) on the equipment described in paragraph 1.2, (iii) for the processing of the products listed, and only those products listed, in paragraph 1.3, and (iv) for the length of time set forth in paragraph 1.4. No other, further, or different license nor any right to transfer, assign or sublicense is hereby granted or implied. Any attempted transfer, assignment or sublicensing of this license not expressly authorized by this agreement shall be void. Notwithstanding the nonexclusivity of this license, for so long as Koch Industries, Inc. and its affiliates directly or indirectly own greater than 50% of the common stock of Licensee, Licensor shall not grant a license to the Patent Rights to any commercial feed producer in the United States which is a direct competitor of Licensee.

      (b) Licensor hereby discloses and Licensee acknowledges that Licensor has granted an exclusive license to a party unaffiliated with either Licensor or Licensee to process inedible eggs within the United States. Licensee hereby agrees to not use the Patent Rights to process inedible eggs in the United States. Inedible eggs, as referred to herein, are defined as "inedible", "leaker", "loss", "restricted egg" in 21 CFR Title 21 - Code of Federal Regulations. "Inedible", "leaker", "loss", and "restricted egg" are defined as and shall include eggs of the following description: black rots, yellow rots, white rots, mixed rots (addled eggs), sour eggs with green whites, eggs with stuck yolks, moldy eggs, musty eggs, eggs showing blood rings and eggs containing embryo chicks (at or below the blood ring stage), egg that has a crack or break in the shell and shell membranes to the extent that the egg contents are exposed or are exuding through the shell, egg that is unfit for human food because it is smashed or broken so that its contents are leaking or; overheated, frozen or contaminated, or an incubator reject; or because it contains a bloody white, large meal spots, a large quantity of blood, or other foreign material. In addition to the aforementioned, inedible egg shall also be defined at AAFCO T9.74 Egg Product but only the specific egg product classified as inedible for humans and includes any product when processed with more than 10% solids from inedible egg product contained in the finished product, which includes egg whites and egg yolks which are considered not of a quality edible for human consumption.


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2.3   TERMINATION

      (a) If the Licensee shall become bankrupt or insolvent, and/or if the business of the Licensee shall be placed in the hands of a receiver, assignee, or trustee, whether by the voluntary act of the Licensee or otherwise, this license shall immediately terminate.

      (b) Upon any breach or default under this license by Licensee, the Licensor may immediately terminate this license with written notice by registered mail to the Licensee. Said notice shall become effective upon receipt of such notice.

      (c) Unless otherwise terminated pursuant to any terms and conditions hereunder, this License Agreement shall automatically terminate upon expiration of U.S. Patent number 5,596,815.

      (d) Upon any termination or expiration of this License Agreement becoming effective, Licensee shall be relieved of all rights, duties and obligations hereunder except to pay to the Licensor any accrued and unpaid license fees.

2.4 LIMITATION OF LIABILITY. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL OR
INCIDENTAL DAMAGES ARISING OUT OF LICENSOR'S PERFORMANCE OR
BREACH UNDER THIS LICENSE AGREEMENT.

2.5 NONUSE OF NAMES. Licensee shall not, in connection with its activities under this license, use the name of any inventor of the Patent Rights nor of the Licensor, nor any adaptation of any of them, in any advertising, promotional, or sales literature, without prior written consent obtained from Licensor in each case.

2.6 INFRINGEMENT. Licensee promptly shall give Licensor notice of any suspected or third party infringement of one or more claims of U.S. Patent number 5,596,815. Licensor shall have full right to institute and shall bear the full cost of infringement suits or other action against potential infringers. Licensee agrees to fully cooperate in connection with any infringement action involving U.S. Patent number 5,596,815 if reasonably requested to do so by Licensor, its successors or assigns.

2.7 CONFIDENTIALITY. Without the prior written consent of the Licensor, Licensee shall not disclose to any third party the terms set forth in this License Agreement.

2.8 AMENDMENTS. This License Agreement may be amended, but only by mutual written agreement of the parties. Either party hereto may waive any rights to which it is


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entitled under this License Agreement at any time, but such waiver shall be in writing and be strictly limited to the part waived.

2.9 ENTIRE AGREEMENT. This License Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained in this License Agreement; and this License Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein.

2.10 CHOICE OF LAW. The parties agree that this License Agreement shall be construed and interpreted in accordance with the laws of the state of Kansas, U.S.A. without regards to its conflict of law principles.

2.11 RELATIONSHIP OF THE PARTIES. The parties are independent contractors. Nothing herein shall be deemed or construed as creating a relationship between the parties of employer/employee, master/servant, principal/agent, fiduciary, partners or co-venturers.

2.12 COUNTERPARTS. This License Agreement may be executed in counterparts. If so, each counterpart shall be deemed to be an original instrument, and any copy of this executed License Agreement shall have as full force and effect as an original.

2.13 TERMINATION OF EARLIER LICENSE AGREEMENT. Upon execution of this License Agreement and payment of all fees associated therewith, any license to use or practice the Patent Rights granted to Licensee by Licensor or Licensor's predecessor in interest pursuant to an agreement of an earlier date is hereby terminated. Neither Licensee, Licensor nor Licensor's predecessor in interest have any further rights or obligations thereunder.

The parties so agree on the date first written above.

Licensor:                                 Licensee:

KOCH FEED TECHNOLOGIES COMPANY            PURINA MILLS, INC.

 /s/ S.E. Deeter                           /s/ David L. Abbott
------------------------------            -----------------------------

Name:  S.E. Deeter                        Name:  David L. Abbott

Title:  President                         Title:  President & C.E.O.



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